                                                                  Exhibit 10.18


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), made this 14th day of April, 1996, is entered into by and between RSA Data Security, Inc., a Delaware corporation with its principal place of business at 100 Marine Parkway, Suite 500, Redwood City, California 94065-1031 (the "Company"), and D. James Bidzos, residing at 748 Newport Circle, Redwood City, California 94065 (the "Employee").

         On the date hereof, the Company, Security Dynamics Technologies, Inc., a Delaware corporation (the "Parent Corporation"), and Card-Key Inc. ("Acquisition Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, Acquisition Sub will merger with and into the Company and the Company will become a wholly-owned subsidiary of the Parent Corporation. In connection with the consummation of the transactions contemplated by the Merger Agreement, the Parent Corporation desires that the Company and the Employee enter into this Agreement. The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Merger Agreement (the "Commencement Date") and ending on the day immediately prior to the second anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of
Section 4 (such period, as it may be extended, the "Employment Period").

         2. Title; Capacity. The Employee shall serve as President of the Company or in such other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Chief Executive Officer of the Parent Corporation, the Board or such officer of the Company as may be designated by the Board.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. Except as set forth on Schedule A attached hereto, the Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period, it being understood that the Employee shall devote no more than ten percent of his business time to the activities set forth on such Schedule A. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3. Compensation and Benefits.

                  3.1 Salary. The Company shall pay the Employee, at such times as the Company pays its employees in general, an annual base salary of $200,000 for the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however, that the Board shall not decrease the base salary during the Employment Period without the prior written consent of the Employee; and provided further, however, that the Employee's total annual compensation pursuant to Sections 3.1 and 3.2 hereof shall be no less than $250,000.

                  3.2 Bonus. The Employee shall be entitled to bonus payments in accordance with Schedule A attached hereto.

                  3.3 Fringe Benefits. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

                  3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

                  3.5 Stock Option.

                           (a) Option Grant. Subject to compliance with
applicable securities laws and approval by the Compensation Committee of the Board of Directors of the Parent Corporation (the "Compensation Committee"), the Parent Corporation shall grant to the Employee as of the date hereof an option (the "Stock Option") to purchase 150,000 shares of the Parent Corporation's Common Stock, $.01 par value per share (the "Common Stock"), at a per share price equal to the lesser of (x) the last reported sale price of the Common Stock on the Nasdaq National Market on the date hereof, or (y) the average of the last reported sale prices of the Common Stock on the Nasdaq National Market for the five trading days prior to the date hereof.

                           (b) Option Terms. The Stock Option shall have a term
of ten years and shall become exercisable in four equal annual installments, on the first through fourth anniversary dates of the Commencement Date, so long as the Employee shall remain in the employment of the Company on such dates. The Stock Option shall contain such other terms as are customary in options awarded by the Parent Corporation to employees of the Parent Corporation and its subsidiaries under the Parent Corporation's 1994 Stock Option Plan, as amended.

                           (c) Best Efforts. The Parent Corporation agrees to
use its best efforts to cause the Compensation Committee to grant the Stock Option to the Employee in accordance with the provisions of this Section 3.5.

         4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1 Expiration of the Employment Period in accordance with
Section 1;

                  4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee;

                  4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

                  4.4 At the election of the Company, upon not less than 30 days' prior written notice of termination.

         5. Effect of Termination.

                  5.1 Termination for Cause. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

                  5.2 Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the

Employee through the date of his termination of employment because of death or disability.

                  5.3 Termination Without Cause. If the Employee's employment is terminated at the election of the Company pursuant to Section 4.4, and in consideration of the post-termination non-compete and non-solicitation agreement set forth in Section 6, the Company shall pay to the Employee the compensation and benefits payable to him under Section 3, at the times provided in Section 3, through the last day of the Non-Compete Period (as such term is defined in Section 6(b) below).

                  5.4 Survival. The provisions of Sections 5 and 6 shall survive the termination of this Agreement.

         6. Non-Compete and Non-Solicitation.

                  (a) The Employee recognizes that his willingness to enter into the restrictive covenants contained in this Section 6 was a critical condition precedent to the willingness of the Parent Corporation to acquire the Company and of the Parent Corporation and the Company to enter into and perform under this Agreement. The Employee also acknowledges that the restrictions contained in this Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living.

                  (b) During the Employment Period and for a period extending through the later of (x) the second anniversary of the Commencement Date or (y) the first anniversary of the date on which the Employee ceases to be employed by the Company (the Non-Compete Period"), the Employee will not directly or indirectly:

                           (i) subject to the exceptions set forth on Schedule A
attached hereto, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, agent, distributor, dealer, representative, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business which offers products or services that are competitive with the products or services which the Company offers or proposes to offer at any time during the Employment Period, as set forth in (x) the Parent Corporation's registration statements and periodic filings with the Securities and Exchange Commission or (y) any written memoranda prepared internally by officers or employees of the Company and presented to and approved by an executive officer or the Board of Directors of the Company or the Parent Corporation (it being understood that nothing in this Section 6(b)(i) shall prohibit the Employee from working for an organization, a business unit of which offers products or services that are competitive with those offered by the Company, provided that the Employee is not employed by or responsible for such business unit). The parties agree that, in the event of a dispute regarding the scope and applicability of this Section 6(b)(i), then the Employee shall be entitled to meet and discuss such dispute with the Board of Directors of the Parent Corporation; or

                           (ii) recruit, solicit or induce, or attempt to
induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                           (iii) subject to the exceptions set forth on Schedule
A attached hereto, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company.

                  (c) In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, of the non-competition and non-solicitation provisions set forth in this Section 6 are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that the provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable. The parties intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

                  (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

                  (e) For purposes of this Section 6, the "Company" refers to the Company, the Parent Corporation and any of their respective affiliates.

         7. Proprietary Information and Developments. Concurrently with the execution of this Agreement, the Employee shall enter into the Parent Corporation's standard Employee Nondisclosure and Developments Agreement, a copy of which is attached hereto as Exhibit A (the "Nondisclosure Agreement").

         8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. Entire Agreement. This Agreement, together with the Nondisclosure Agreement, constitutes the entire agreement between the parties and, effective as of the Commencement Date, terminates and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. Amendment. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

         12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company or the Parent Corporation may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         14. Miscellaneous.

                  14.1 No delay or omission by the Company or the Parent Corporation in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Parent Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  14.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Merger Agreement) and shall be of no force and effect if the Merger Agreement is terminated in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            RSA DATA SECURITY, INC.



                                            By:/s/ Ronald L. Rivest
                                               --------------------------------
                                            Name: Ronald L. Rivest
                                            Title: Chairman


                                            EMPLOYEE


                                            /s/ D. James Bidzos
                                               --------------------------------
                                            D. James Bidzos

         The undersigned has executed this Agreement only for purposes of becoming bound by Section 3.5 hereof.
                                            SECURITY DYNAMICS TECHNOLOGIES, INC.



                                            By:/s/ Charles R. Stuckey, Jr.
                                               --------------------------------
                                            Name: Charles R. Stuckey, Jr.
                                            Title: President & CEO

                                                                     Schedule A


                BONUS PLAN AND EXCEPTIONS TO EMPLOYMENT AGREEMENT


BONUS PLAN

        The Employee shall be eligible to receive an annual bonus based on threshold, target and superior revenue objectives for the Company. The amounts of the bonuses and the revenue objectives shall be agreed to by the Employee and the Company.


EXCEPTIONS TO EMPLOYMENT AGREEMENT

        The Employee may devote no more than 10% of his business time, attention and energies, either directly or through Kairdos, L.L.C., to the following businesses with which the Employee has historically been associated:

                                1.     Kairdos, L.L.C.

                                2.     Smartdiskette

                                3.     Surety, Inc.

        Notwithstanding the foregoing, the Employee shall not take or usurp any corporate opportunities of the Company, the Parent Corporation or any of their respective corporate affiliates (the "Affiliated Group") for himself, the entities listed above or any other entity without first offering the corporate opportunity to the members of the Affiliated Group.

                                                                      Exhibit A


Security Dynamics
One Alewife Center, Cambridge, MA 02140-2312 USA
(617) 547-7820 - Fax (617) 354-8836


                             EMPLOYEE NONDISCLOSURE
                                       AND
                             DEVELOPMENTS AGREEMENTS


        In consideration and as a condition of my employment by Security Dynamics Technologies, Inc. (the "Company"), I hereby agree with the Company as follows:

1. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be requried in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

        Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, date, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company at its main office.

2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover, or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein call "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned me by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

        I will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any other invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment and for a period of one (1) year thereafter for the purpose of determining whether they constitute "Developments" as defined herein.

        Upon disclosure of each Development to the Company I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require.

        (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

        (b) to defend any opposition proceedings in respect of such applications and any opposition or petitions or applications for revocation of such letters patent, copyright or other analogous protection.


        In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

3. I agree that any breach of this agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

4. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

5. I represent that the Developments identified in these pages, if any, represent and comprise hereto all the unpatented any uncopyrighted Developments which I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof. IF THERE ARE ANY SUCH UNPATENTED DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIVE.
        ------------------------------.

        I further represent that my performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

7. I hereby agree that each provision herein shall be teated as a separate and independent clause, and the unenforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it to them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

8. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

9. The term "Company" shall include Security Dynamics Technologies, Inc., a Delaware corporation, its predecessor corporation, Security Dynamics, Inc., as Massachusetts corporation, and any of the Company's subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

10. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the 14th day of April, 1996.



/s/ D. James Bidzos
- -------------------------------
D. James Bidzos
748 Newport Circle
Redwood City, CA 94065

                        AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into as of the 6th day of June, 1996, by and between RSA Data Security, Inc., a Delaware corporation (the "Company"), Security Dynamics Technologies, Inc., a Delaware Corporation ("SDI"), and D. James Bidzos (the "Employee").

        WHEREAS, the Company, the Employee and SDI have entered into an Employment Agreement dated as of April 14, 1996; and

        WHEREAS, the Company, the Employee and SDI desire to amend the Agreement as set forth below;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Section 3.5 of the Agreement shall be deleted in its entirety and the following new Section 3.5 inserted in lieu thereof:

                        "3.5 Stock Option.

                                (a) Option Grant. Subject to compliance with applicable securities laws and approval by the Compensation Committee of the Board of Directors of the Parent Corporation (the "Compensation Committee"), the Parent Corporation shall grant to the Employee as of the Commencement Date an option (the "Stock Option") to purchase 150,000 shares of the Parent Corporation's Common Stock, $.01 par value per share (the "Common Stock"), at a per share price equal to the lesser of
        (x) the last reported sale price of the Common Stock on the Nasdaq National Market on the Commencement Date, or (y) the average of the last reported sale prices of the Common Stock on the Nasdaq National Market for the five trading days prior to the Commencement Date.

                                (b) Option Terms. The Stock Option shall have a term of ten years and shall become exercisable with respect to 37,500 shares on the first anniversary of the Commencement Date, and, with respect to the remaining 112,500 shares, in 12 equal installments of 9,375 shares at the end of each three month period following the first anniversary of the Commencement Date, so long as the Employee shall remain in the employment of the Company on such dates. The Stock

        Option shall contain such other terms as are customary in options awarded by the Parent Corporation to employees of the Parent Corporation and its subsidiaries under the Parent Corporation's 1994 Stock Option Plan, as amended.

                                (c) Best Efforts. The Parent Corporation agrees to use its best efforts to cause the Compensation Committee to grant the Stock Option to the Employee in accordance with the provisions of this
        Section 3.5."

        In all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                            RSA DATA SECURITY, INC.


                                            By:/s/ Ronald L. Rivest
                                               --------------------------------
                                            Title: Chairman



                                            SECURITY DYNAMICS TECHNOLOGIES, INC.


                                            By:/s/ Charles R. Stuckey, Jr.
                                               --------------------------------
                                            Title: President & CEO



                                            /s/ D. James Bidzos
                                           ------------------------------------
                                            D. James Bizdos

                                       -2-